                        CONSENT OF KINDER & WYMAN, P.C.

We consent to the inclusion in this amended registration statement on Form N-1A of our report dated July 14, 1999, on our audit of the financial statements of Dominion Insight Growth Fund. We also consent to the reference to our firm in the prospectus.


                             /s/ KINDER & WYMAN, P.C.
                             KINDER & WYMAN, P.C.



Irving, Texas
October 29, 1999